                                                                     EXHIBIT 3.2

                                     BYLAWS

                                    ARTICLE I

                                  SHAREHOLDERS

        1.1 ANNUAL MEETINGS. The annual meeting of the shareholders of the corporation shall be held at the principal office of the corporation or elsewhere after the end of the fiscal year of the corporation at such date and time as may reasonably be designated by the President of the corporation, for the purpose of electing directors and for the transaction of any other business which may be brought before the meeting.

        1.2 SPECIAL MEETINGS. Special meetings of the shareholders may be held at the principal office of the corporation or elsewhere, and such meetings may be called at any time by the President of the corporation, or by the Board of Directors, or by the holders of at least one-tenth of the voting stock of the corporation. The Secretary, or in the case of a meeting called by the holder or holders of at least one-tenth of the voting stock of the corporation entitled to vote, the designee of such holders, shall arrange for such notice as is required in SECTIONS 1.3 AND 1.4 to be given to the shareholders of record entitled to vote at such meeting.

        1.3 TIME OF NOTICE. Notice of any meeting of shareholders shall be sent to each shareholder entitled thereto not less than ten or more than fifty days before the meeting, except in the case of a meeting for the purpose of approving a merger or consolidation agreement, in which case the notice must be given not less than twenty days prior to the date of the meeting.

        1.4 CONTENTS OF NOTICE. Notice of any meeting of shareholders shall specify the place, date, and hour of the meeting. The notice shall also specify the purpose of the meeting if it is a special meeting, or if it is an annual meeting and one of its purposes will be to consider a proposed amendment of the Articles of Incorporation, a proposed reduction of stated capital without amendment, a proposed merger or consolidation, a voluntary dissolution or the revocation of a voluntary dissolution by act of the corporation, or a proposed disposition of all, or substantially all, of the assets of the corporation outside of the ordinary course of business.

        1.5 VOTING LIST. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours.

        1.6 QUORUM. At any meeting of the shareholders duly convened and held, the holders of in excess of fifty percent (50%) of the voting capital stock of the corporation issued and outstanding and then entitled to vote, present in person or represented by proxy, shall constitute a quorum of the shareholders for all purposes except in those instances where a larger number shall be required by law, and in that case the representation in person or by proxy of the number so required by law shall constitute a quorum. If at any meeting a quorum of the shareholders, as herein provided, be not present, such meeting may be adjourned by those present at the meeting for any day not exceeding thirty days thereafter, and no further call or notice of such adjourned meeting shall be necessary, and such adjourned meeting shall be regarded as a continuation of the meeting from which the adjournment was made.

        1.7 VOTING. At all meetings of the shareholders, each shareholder of voting stock shall be entitled to cast one vote for each share of voting stock standing in his or her name as shown by the records of the corporation at the time the meeting is called to order, and each such shareholder shall be entitled to vote in person or by proxy appointed by instrument in writing subscribed by such shareholder or his or her duly authorized attorney and delivered to the Secretary of the corporation prior to the start of the meeting. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy. The affirmative vote of the holders of in excess of fifty percent (50%) of the stock issued and outstanding and then entitled to vote thereon, represented in person or by proxy, shall decide any question brought before such meeting, unless the provisions of the controlling corporate statutes or the Articles of Incorporation shall provide otherwise.

        By way of example and not by limitation, assume there are one hundred
(100) shares of voting stock issued and outstanding at the time of a vote. At least fifty-one (51) shares must be represented in person or by proxy in order for there to be a quorum under Section 1.6. Assuming sixty-one (61) shares are represented in person or by proxy at a meeting then a quorum exists, and at least fifty-one (51) shares will be required in order for a vote to be successful.

        1.8 WRITTEN CONSENT. Any action that, under any provisions of the Texas Business Corporation Act, may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice, and without a vote, by a writing or writings signed by the holder or holders of shares having no less than the minimum number of votes that would be necessary to take such action at a meeting. The written consent or consents must include the date of signing with each signature. No such consents are valid unless all necessary consents are delivered to the corporation, in accordance with the requirements of Business Corporation Act Article 9.10, within sixty (60) days after the earliest delivered consent. Delivery must be made to the corporation's registered office, registered agent, principal place of business, transfer agent, registrar, exchange agent or an officer or agent of the corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the corporation's principal place of business shall be addressed to the president or principal executive officer of the corporation. Prompt notice of any action taken by less than unanimous written consent must be given to shareholders not submitting such consents.

        1.9 TELEPHONE MEETINGS. Pursuant to proper notice, any regular or special meeting of the shareholders may be held by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE II

                               BOARD OF DIRECTORS

        2.1 ELECTION AND TERM OF OFFICE. The business of the corporation shall be managed and controlled by a Board of Directors consisting of such number as the directors or shareholders shall from time to time determine and who shall be elected by the shareholders. They shall hold office for the ensuing year and until their successors have been elected and have qualified. The Directors need not be shareholders or residents of Texas.

        2.2 VACANCIES. Whenever any vacancy shall have occurred in the Board of Directors by death, resignation, removal or otherwise, the remaining directors, if there be a majority of the Board of Directors then remaining, by a vote of the majority thereof, may elect a successor to hold office for the unexpired portion of the term of the director whose office is vacant and until a successor shall be elected and have qualified. If by reason of vacancies occurring on the Board of Directors, there should not be a majority remaining, then such vacancies shall be filled at a special meeting of the shareholders called for that purpose. At any regular meeting or special meeting called expressly for that purpose, any director or the entire Board of Directors may be removed with or without cause and a successor or successors appointed by vote of the holders of a in excess of fifty percent (50%) of the shares then issued and outstanding and entitled to vote at an election of directors.

        2.3 DIRECTORS MEETINGS. A regular meeting of the Board of Directors shall be held annually immediately following the annual meeting of the shareholders. Notice of such annual meeting shall be given at the same time and in the same manner as that for the annual meeting of shareholders. Special meetings of the Board of Directors shall be held at the principal office of the corporation or elsewhere whenever called by the President of the corporation, or by any two members of the Board of Directors. Unless notice is waived, the Secretary shall give notice in writing of each special meeting by mailing a notice at least five days before the meeting, addressed to each director. The purpose of the meeting need not be stated in any such notice. Whenever all the directors shall meet in person at any time or place and unanimously agree upon any action of the corporation or of the Board of Directors, or whenever without a meeting they shall evidence their unanimous consent to any action of the corporation or the Board of Directors, such action shall be as valid as if authorized by formal resolution duly adopted at a special meeting duly convened and held for the purpose of considering such action. Following proper notice, any regular or special meeting of the Board of Directors may be held by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Minutes of each meeting of the Board of Directors shall be recorded and retained in the records of the corporation.

        2.4 QUORUM. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any special or regular meeting. The affirmative vote of a majority Directors of the directors present at a meeting at which a quorum is present shall be necessary for the passage of any resolution. Each director shall have one vote at all meetings of the Board of Directors.

        2.5 VOTING OF SHARES IN OTHER CORPORATIONS. Shares of other companies owned by the corporation shall be voted by the President of the corporation in the manner directed by the Board of Directors of the corporation.

        2.6 COMPENSATION. The Directors may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board of Directors.

        2.7 TELEPHONE MEETINGS. Members of the Board of Directors may participate in or hold a meeting by use of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

        2.8 ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the committee, and such consent shall have the same force and effect as a unanimous vote at a meeting.

                                   ARTICLE III

                                   COMMITTEES

        3.1 MEMBERSHIP AND AUTHORITIES. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members including any advisory directors (a) one (1) or more committees, each of which shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the corporation, except in those cases where the authority of the Board of Directors is specifically denied to such committee or committees by the Texas Business Corporation Act, the Articles of Incorporation or these Bylaws and (b) one (1) or more Directors including any advisory directors as members of any such committee. The designation of any committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law. The members of each such committee shall serve at the pleasure of the Board of Directors.


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        3.2 MINUTES AND RULES OF PROCEDURE. Each committee designated by the
Board of Directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. Subject to the provisions of these Bylaws, the members of any committee may fix such committee's own rules of procedure.

        3.3 VACANCIES. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, any committee.

        3.4 TELEPHONE MEETINGS. Members of any committee designated by the Board of Directors may participate in or hold a meeting by use of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

        3.5 ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of any committee designated by the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the committee, and such consent shall have the same force and effect as a unanimous vote at a meeting.

                                   ARTICLE IV

                                    OFFICERS

        4.1 ELECTION AND TERM OF OFFICE. The officers of the corporation shall consist of a President and Chief Executive Officer, one or more Vice Presidents, a Secretary and a Treasurer, and an Assistant Secretary and an Assistant Treasurer if deemed necessary by the Board of Directors, all of whom shall hold office during the pleasure of the Board of Directors, and shall perform such duties as may be prescribed by the Board of Directors. Any two or more offices may be held by one person.

        4.2 POWERS AND DUTIES OF THE PRESIDENT. The President shall preside at all meetings of the shareholders and of the Board of Directors. Subject to direction by the Board of Directors, he or she shall have general charge of the business of the corporation. He or she shall keep the Board of Directors fully informed and shall freely consult with them concerning the business of the corporation in his or her charge. He or she may sign and execute in the name of the corporation all bonds, contracts or other obligations authorized by the Board of Directors and, with the Secretary, he or she shall sign all certificates of the shares of the capital stock of the corporation. He or she shall have power to employ and discharge such employees as may be required for the conduct of business, and to buy or authorize the purchase of such merchandise, equipment, and supplies as may be deemed essential to the conduct of the business of the corporation. The President shall perform such other duties as from time to time may be assigned to him by the Board of Directors.


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


        4.3 POWERS AND DUTIES OF THE VICE PRESIDENT. The Vice President of the Corporation, in the absence of the President, shall preside at all meetings of the shareholders and of the Board of Directors, and, in the absence of the President, shall have such powers and perform such duties as are vested in the President. The Vice President shall at all times assist the President in the management of the business of the corporation and shall have such other powers and perform such duties as may be assigned to him by the Board of Directors.

        4.4 POWERS AND DUTIES OF THE SECRETARY. The Secretary of the corporation shall keep the minutes of all meetings of the shareholders and of the Board of Directors, and he or she shall attend to the giving and serving of all notices, and shall have the custody and keeping of the common seal of the corporation; he or she may sign with the President in the name of the corporation all contracts authorized by the Board of Directors, and when it is required by law and when authorized by the Board of Directors, he or she shall affix the seal of the corporation to any such contracts, deeds or other instruments executed by the corporation; he or she shall have charge of the certificate books, transfer books, and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall be open at all reasonable times to examination by any director upon application at the office of the corporation during business hours; he or she shall, with the President, execute certificates of stock issued by the corporation; and he or she shall in general perform all the duties incident to the office of Secretary, subject to the control of the Board of Directors.

        4.5 POWERS AND DUTIES OF THE ASSISTANT SECRETARY. At the request of the Secretary, or in the Secretary's absence or disability, the Assistant Secretary, shall perform all the duties of the Secretary, and when so acting, the Assistant Secretary shall have all the powers of, and be subject to all the restrictions on, the Secretary. The Assistant Secretary shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors of the Secretary.

        4.6 POWERS AND DUTIES OF THE TREASURER. The Treasurer shall have custody of all funds and securities of the corporation which may come into his or her hands. On behalf of the corporation he or she shall endorse or cause to be endorsed for collection, checks, notes and other obligations and shall deposit the same or cause them to be deposited to the credit of the corporation in such bank, or banks or depository as the Board of Directors may designate; he or she shall sign all receipts and vouchers for payments made to the corporation; he or she shall be authorized to sign checks made by the corporation and pay out and disburse funds of the corporation under the direction and upon the authority of the Board of Directors; he or she shall enter or cause to be entered regularly in the books of the corporation, to be kept by him or under his or her discretion for that purpose, full and accurate accounts of all moneys received and paid on account of the corporation; he or she shall at all reasonable times exhibit the books and accounts to any directors of the corporation upon application at the office of the corporation during business hours; when required by the Board of Directors, he or she shall render a statement of his or her cash account and an account of the financial condition of the corporation; and he or she shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors.


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


        4.7 COMPENSATION. The President shall receive such compensation as set by the Board of Directors. The President shall set the compensation for all other officers and employees.

                                    ARTICLE V

                            CAPITAL STOCK - DIVIDENDS

        5.1 CAPITAL STOCK. Certificates of the capital stock of the corporation shall be signed by the President and attested by the Secretary or Assistant Secretary. Anyone subscribing for shares of the capital stock of the corporation shall pay for same at such time and in such manner as may be required by the Board of Directors. All shares of stock are non-assessable and any action of the corporation to the contrary is expressly prohibited. Neither shares nor certificates representing such shares may be issued by the corporation until the full amount of the consideration therefor has been paid. When such consideration has been paid to the corporation, the shares shall be deemed to have been issued and the certificate representing such shares shall be issued to the shareholder. The consideration paid for the issuance of shares of the corporation shall consist of money paid, labor done, promissory note or property actually received or contracts for services to be performed.

        5.2 PRE-EMPTIVE RIGHTS. No shareholder, by reason of his or her ownership of shares of stock of the corporation, shall have a pre-emptive or other right to subscribe for, purchase, or receive any proportionate or other part of any shares of stock of any class, whether now or hereafter authorized, or any bonds, debentures, or other securities convertible into or carrying options or warrants to purchase stock of the corporation of any class issued, optioned, sold or disposed of by it after its incorporation; all such stock and other securities may at any time be lawfully issued, sold or disposed of by the corporation, pursuant to resolution of the Board of Directors, to such persons and upon such terms as the Board of Directors may deem proper without first offering such securities or any part thereof to the existing shareholders.

        5.3 CUMULATIVE VOTING. Cumulative voting of shares of the corporation shall not be allowed for any purpose.

        5.4 TRANSFER OF SHARES. The transfer of shares of the capital stock of the corporation shall be made only by endorsement and delivery of the certificates by the shareholder or his or her duly authorized attorney-in-fact or personal representative and upon surrender and cancellation of the certificates evidencing such shares subject to the transfer restrictions applicable thereto. The Board of Directors shall have the power and authority to make all such lawful rules and regulations as it may deem expedient concerning the issue and transfer of the shares of the capital stock of this corporation.

        5.5 TRANSFER OF LOST OR DESTROYED CERTIFICATES. Where a share certificate has been lost, apparently destroyed, or wrongfully taken and the owner fails to notify the corporation of that fact within a reasonable time after he has notice of it, and the corporation registers a transfer of the shares represented by the certificate before receiving such a notification, the owner is precluded from


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


asserting against the corporation any claim for registering the transfer or any claim to a new certificate.

        5.6 REPLACEMENT OF LOST OR DESTROYED CERTIFICATES. No new certificates shall be issued until the former certificate for the shares represented thereby shall have been surrendered and canceled, except in the case of lost or destroyed certificates for which the Board of Directors may order new certificates to be issued upon such terms, conditions, and guarantees as the Board of Directors may see fit to impose, including the filing of sufficient indemnity.

        5.7 DIVIDENDS. The Board of Directors from time to time may declare and order paid from funds of the corporation such dividends as may be authorized by law and as, in the judgment of the directors, may be deemed expedient.

                                   ARTICLE VI

                           INDEMNIFICATION - INSURANCE

        6.1 PERSONS. The corporation shall indemnify, to the maximum extent hereinafter provided:

        (1) Any person who is or was a director (within the broad definition of director under Article 2.01- 1(2) of the Texas Business Corporation Act), officer, agent or employee of the corporation, and

        (2) Any person who serves or served at the corporation's request as a director, officer, agent, employee, partner, member or trustee of another corporation or of a partnership, limited liability corporation, joint venture, trust or other enterprise (collectively "Persons").

        6.2 INDEMNIFICATION. Article 2.01 of the Texas Business Corporation Act permits the Corporation to indemnify the Persons described in Article V, Section
5.1 above to the extent and under the circumstances set forth therein. The Corporation hereby elects to and does hereby indemnify all such Persons to the fullest extent permitted or required by the Texas Business Corporation Act promptly upon request of any such Persons making the request for indemnity hereunder. The corporation's indemnity obligation set forth herein shall include, to the maximum extent permitted under applicable law, the payment or reimbursement of all damages and settlements, whether actual or consequential and all related attorney fees and other costs. The obligation to so indemnify and to so make all necessary determinations may be specifically enforced by resort to any Court of competent jurisdiction. Further, the Corporation shall pay or reimburse the reasonable expenses of such Persons covered hereby in advance of the final disposition of any proceeding to the fullest extent permitted by the Texas Business Corporation Act and subject to the


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conditions thereof. In all events, the indemnification described in this Article
VI, Section 6.2 shall be limited to the assets of the Corporation and proceeds of any applicable insurance.

        6.3 ADVANCE PAYMENT. The corporation may pay in advance any expenses (including attorneys' fees) which may become subject to indemnification hereunder if the board of directors authorizes the specific payment.

        6.4 NONEXCLUSIVE. The indemnification provided hereunder shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of shareholders or otherwise.

        6.5 CONTINUATION. The provisions hereof shall continue as to a person who has ceased to hold a position named in Section 4.1 of Article IV and shall inure to his or her heirs and personal representatives.

        6.6 INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position named in Section 4.1 of Article IV, against any liability incurred by him in any such position, or arising out of his or her status as such, whether or not the corporation would have power to indemnify him against such liability under the provisions hereof.

                                   ARTICLE VII

                                     WAIVERS

        Whenever under the provisions of the Articles of Incorporation, the bylaws or any amendment thereof, or any law, the shareholders, directors or any committees are authorized to hold any meeting after notice, or after the lapse of any prescribed period of time, or at any particular location, such meeting may be held without notice or without such lapse of time or in a different location, upon the written waiver of such notice or of such lapse of time or requirement as to location of the meeting.

                                  ARTICLE VIII

                                   AMENDMENTS

        Bylaws of the corporation may be adopted, amended or repealed by the directors, provided, however, such bylaws may be altered, changed or amended by a majority vote of the shareholders at any regular meeting or special meeting called for that purpose, and any bylaws so adopted or amended by the shareholders may be amended or repealed only by action of the shareholders taken in the same way.


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                                       11

                                    I N D E X

ARTICLE I SHAREHOLDERS.....................................................................1
          ------------
                  1.1      ANNUAL MEETINGS.  ..............................................1
                           ---------------
                  1.2      SPECIAL MEETINGS.  .............................................1
                           ----------------
                  1.3      TIME OF NOTICE.  ...............................................1
                           --------------
                  1.4      CONTENTS OF NOTICE.  ...........................................1
                           ------------------
                  1.5      VOTING LIST.  ..................................................1
                           -----------
                  1.6      QUORUM.  .......................................................1
                           ------
                  1.7      VOTING.  .......................................................2
                           ------
                  1.8      WRITTEN CONSENT.  ..............................................2
                           ---------------
                  1.9      TELEPHONE MEETINGS.  ...........................................2
                           ------------------

ARTICLE II BOARD OF DIRECTORS..............................................................3
           ------------------
                  2.1      ELECTION AND TERM OF OFFICE.  ..................................3
                           ---------------------------
                  2.2      VACANCIES.  ....................................................3
                           ---------
                  2.3      DIRECTORS MEETINGS.  ...........................................3
                           ------------------
                  2.4      QUORUM..........................................................4
                           ------
                  2.5      VOTING OF SHARES IN OTHER CORPORATIONS.  .......................4
                           --------------------------------------
                  2.6      COMPENSATION.  .................................................4
                           ------------
                  2.7      TELEPHONE MEETINGS..............................................4
                           ------------------
                  2.8      ACTION WITHOUT MEETING..........................................4
                           ----------------------

ARTICLE III  COMMITTEES....................................................................4
             ----------
                  3.1      MEMBERSHIP AND AUTHORITIES......................................4
                           --------------------------
                  3.2      MINUTES AND RULES OF PROCEDURE..................................5
                           ------------------------------
                  3.3      VACANCIES.......................................................5
                           ---------
                  3.4      TELEPHONE MEETINGS..............................................5
                           ------------------
                  3.5      ACTION WITHOUT MEETING..........................................5
                           ----------------------

ARTICLE IV  OFFICERS.......................................................................5
            --------
                  4.1      ELECTION AND TERM OF OFFICE.  ..................................5
                           ---------------------------
                  4.2      POWERS AND DUTIES OF THE PRESIDENT..............................5
                           ----------------------------------
                  4.3      POWERS AND DUTIES OF THE VICE PRESIDENT.  ......................6
                           ---------------------------------------
                  4.4      POWERS AND DUTIES OF THE SECRETARY.  ...........................6
                           ----------------------------------
                  4.5      POWERS AND DUTIES OF THE ASSISTANT SECRETARY....................6
                           --------------------------------------------
                  4.6      POWERS AND DUTIES OF THE TREASURER.  ...........................6
                           ----------------------------------
                  4.7      COMPENSATION.  .................................................6
                           ------------

ARTICLE V           CAPITAL STOCK - DIVIDENDS..............................................7
                  5.1      CAPITAL STOCK.  ................................................7
                  5.2      PRE-EMPTIVE RIGHTS..............................................7

                  5.3      CUMULATIVE VOTING.  ...........................................7
                           -----------------
                  5.4      TRANSFER OF SHARES.  ..........................................7
                           ------------------
                  5.5      TRANSFER OF LOST OR DESTROYED CERTIFICATES.  ..................7
                           ------------------------------------------
                  5.6      REPLACEMENT OF LOST OR DESTROYED CERTIFICATES.  ...............8
                           ---------------------------------------------
                  5.7      DIVIDENDS.  ...................................................8
                           ---------

ARTICLE VI  INDEMNIFICATION - INSURANCE...................................................8
            ---------------------------
                  6.1      PERSONS.  .....................................................8
                           -------
                  6.2      INDEMNIFICATION.  .............................................8
                           ---------------
                  6.3      ADVANCE PAYMENT................................................8
                           ---------------
                  6.4      NONEXCLUSIVE.  ................................................9
                           ------------
                  6.5      CONTINUATION.  ................................................9
                           ------------
                  6.6      INSURANCE.  ...................................................9
                           ---------

ARTICLE VII  WAIVERS......................................................................9

ARTICLE VIII  AMENDMENTS..................................................................9

                               BYLAWS, AS AMENDED,

                                       OF

                               PARTSBASE.COM, INC.